UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                                FORM 8-K

                             CURRENT REPORT
  Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                   Date of Report: September 8, 2004
                   (Date of earliest event reported)

                           FNB CORPORATION
         (Exact name of registrant as specified in its charter)


   Virginia
(State or other
jurisdiction of           000-24141                54-1791618
incorporation or         (Commission            (I.R.S. Employer
organization)            File Number)           Identification No.)


                            105 Arbor Drive
                    Christiansburg, Virginia 24068
      (Address of principal executive offices, including zip code)

                             540-382-4951
        (Registrant's telephone number, including area code)

                                 n/a
    (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  _____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  _____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  _____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  _____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement.

     Effective September 8, 2004, Litz H. Van Dyke resigned as Executive Vice President and Chief Operating Officer of FNB Corporation (the "Corporation") and President and Chief Executive Officer of First National Bank (the "Bank"). Effective September 9, 2004, Mr. Van Dyke also resigned as a Director of the First National Bank Board. Mr. Van Dyke's resignation terminates his employment agreement with the Corporation and the Bank which was entered into in 1999 and amended in 2002. This agreement provided for Mr. Van Dyke to serve as an executive officer of the Bank for a period of three years, with an automatic yearly renewal each year until he retired or there was a change in control of the Corporation. Under the agreement, Mr. Van Dyke would be entitled to continue receiving his salary and benefits for the term of his agreement upon a termination of employment by the Corporation without cause (as defined in the agreement) prior to a change in control.
The agreement also provided that, upon a change in control of the Corporation, Mr. Van Dyke would be entitled to a lump-sum payment equivalent to his annual salary immediately prior to the change in control. In addition, the agreement provided for certain severance benefits in the event of a termination of employment within 36 months after the change in control. In such event, whether terminated by Mr. Van Dyke or by the Corporation without cause, Mr. Van Dyke would be entitled to continue to receive his salary and benefits at the same level as on the date of termination for a minimum of 36 additional months, reduced by any salary and benefits received from any new banking institution employer within 50 miles of the nearest location of an office of the Corporation or an affiliate within one year after a termination. No change in control of the Corporation has occurred.

     Neither the Corporation nor the Bank incurred any early termination penalties in connection with the termination of the agreement.

     On September 8, 2004, FNB Corporation issued a press release announcing Mr. Van Dyke's resignation. A copy of the press release is attached as
Exhibit 99.1.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Departure of Chief Operating Officer.  Effective September 8, 2004, Litz
H. Van Dyke resigned his position as Executive Vice President and Chief Operating Officer of FNB Corporation and President and Chief Executive Officer of First National Bank.

Item 9.01.  Financial Statements and Exhibits.

       Exhibit

        99.1        FNB Corporation press release dated September 8, 2004.

                              SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                            FNB CORPORATION
                                              (Registrant)

                                            /s/ William P. Heath, Jr.
                                            William P. Heath, Jr.
                                            President and Chief Executive
                                            Officer


Date:  September 10, 2004

                               EXHIBIT INDEX


Exhibit

  99.1             FNB Corporation press release dated September 8, 2004.